UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2023

Safeguard Scientifics, Inc.

(Exact Name of registrant as Specified in Charter)

Pennsylvania	001-05620	23-1609753
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer ID No.)

150 N. Radnor Chester Rd., STE F-200 Radnor, PA	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 610-293-0600

Not applicable

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($.10 par value)	SFE	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

Stock Splits and Overall Transaction

On September 30, 2023, the Board of Directors (the “Board”) of Safeguard Scientifics, Inc., a Pennsylvania corporation (the “Company”), unanimously approved amendments to the Company’s Second Amended and Restated Articles of Incorporation, as amended (the “Articles of Incorporation”), to effect a reverse stock split (the “Reverse Stock Split”) of the Company’s common stock, par value $0.10 per share (“common stock”), followed immediately by a forward stock split of the Company’s common stock (the “Forward Stock Split,” and together with the Reverse Stock Split, the “Stock Splits”), at a ratio (i) not less than 1-for-50 and not greater than 1-for-100, in the case of the Reverse Stock Split (the “Reverse Stock Split Ratio”), and (ii) not less than 50-for-1 and not greater than 100-for-1, in the case of the Forward Stock Split (the “Forward Stock Split Ratio” and, together with the Reverse Stock Split Ratio, the “Stock Split Ratios”), with the exact Stock Split Ratios to be set within the foregoing ranges at the discretion of the Board (and, in all cases, with the Forward Stock Split Ratio being the inverse of the Reverse Stock Split Ratio), without further approval or authorization of shareholders, and with the Board, in its sole discretion, able to effect the Stock Splits immediately following the public announcement of the Stock Split Ratios or to elect not to effect the proposed Stock Splits (whether or not authorized by the shareholders) or to abandon the overall Transaction (as defined below) at any time if the Board determines in its business judgment that the Stock Splits or the overall Transaction is no longer in the best interests of the Company or its shareholders (“Stock Split Proposals”).

The Stock Splits are being undertaken as part of the Company’s plan to suspend its duty to file periodic and current reports and other information with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The actions the Company would take to suspend, and events that occur as a result of such actions that would have the effect of suspending, the Company’s reporting obligations under the Exchange Act, including effectuating the Stock Splits, delisting the Company’s common stock from trading on The Nasdaq Stock Market LLC (“Nasdaq”), terminating the registration of the Company’s common stock under Sections 12(b) and 12(g) of the Exchange Act and suspending the Company’s reporting obligations under Section 15(d) of the Exchange Act, are collectively referred to as the “Transaction”.

Stock Split Proposals are subject to obtaining the requisite approval of the Company’s shareholders at a Special Meeting of Shareholders to be held for that purpose, which is currently expected to occur later this year.

If the Stock Split Proposals are approved by shareholders at the Special Meeting and the Board decides to proceed with the Stock Splits, it will then determine the Stock Split Ratios and direct the Company to file with the Pennsylvania Department of State Articles of Amendment to the Articles of Incorporation to effectuate the Stock Splits, which would likely occur immediately following the public announcement of the Stock Split Ratios chosen by the Board, at which date (the “effective time”) shareholders of record owning immediately prior to the effective time fewer than a minimum number of shares, which, depending on the Stock Split Ratios chosen by the Board, would be between 50 and 100 (the “Minimum Number”), would be entitled to a fraction of a share of common stock upon the Reverse Stock Split and will be paid cash in lieu of such fraction of a share of common stock, on the basis of $1.65, without interest (the “Cash Payment”), for each share of common stock held by such holders (the “Cashed Out Shareholders”) immediately prior to effective time, and the Cashed Out Shareholders would no longer be shareholders of the Company. Shareholders of record owning at least the Minimum Number of shares immediately prior to the effective time (the “Continuing Shareholders”) would not be paid cash in lieu of any fraction of a share of common stock such Continuing Shareholders may be entitled to receive upon the Reverse Stock Split and, upon the Forward Stock Split, the shares of common stock (including any fraction of a share of common stock) held by such Continuing Shareholders after the Reverse Stock Split will be reclassified into the same number of shares of common stock as such Continuing Shareholders held immediately prior to the effective time. As a result of the Forward Stock Split, the total number of shares of common stock held by a Continuing Shareholder would not change due to the Stock Splits.

If a shareholder holds fewer than the Minimum Number of shares of common stock through a broker, bank or other nominee, then such shareholder is considered the beneficial owner of those shares, and the broker, bank or other nominee is considered the shareholder of record with respect to those shares. The Cash Payment for fractional shares will be available only to record holders. Pursuant to the SEC rules and regulations, the Company intends to treat each bank, broker or other nominee as one shareholder of record. These banks, brokers and other nominees may have different procedures for processing the Stock Splits. It is possible that the bank, broker or other nominee also holds shares for other beneficial owners of common stock and that it may hold at least the Minimum Number, or more than the Minimum Number, of shares of common stock in the aggregate. Therefore, depending upon their procedures, such bank, broker or other nominee may not be obligated to treat the Reverse Stock Split or the Forward Stock Split as affecting beneficial owners’ shares held through such broker, bank or other nominee. If a shareholder holds an account with fewer than the Minimum Number of shares of common stock through a broker, bank or other nominee and wants to ensure that shares are cashed out, the Company encourages such shareholder to promptly contact such holder’s bank, broker or other nominee to change the manner in which the shares are held to a record holder account in the shareholder’s own name so that such shareholder becomes a record owner of the shares and could receive the Cash Payment for fractional shares.

Based on the current information, the Company estimates that (i) approximately 4,305 shares of the Company’s common stock (or approximately 0.026% of the shares of common stock currently outstanding) would be cashed out in the Stock Splits (assuming that the Minimum Number is 75, which is the approximate midpoint within the proposed range of Stock Split Ratios) and (ii) the aggregate cost to the Company of the Stock Splits would be approximately $1.2 million, which includes approximately, approximately $10,000, if the Minimum Number is 75, needed to cash out fractional shares as a result of the stock splits, $300,000 of transaction expenses, and approximately $900,000 of severance costs, all of which the Company intends to fund using cash-on-hand.

The terms of the Stock Splits and information about the overall Transaction will be set forth in the preliminary proxy statement and Schedule 13E-3 filed by the Company. The Transaction may be considered a “going private” transaction as defined in Rule 13e-3 promulgated under the Exchange Act, as it is part of a plan to terminate the registration of the Company’s common stock under Sections 12(b) and 12(g) of the Exchange Act and suspend the Company’s duty to file periodic reports and other information with the SEC under Section 15(d) thereunder, and to delist the Company’s common stock from trading on Nasdaq.

Planned Management Structure Adjustments

Upon giving effect to the Transaction, the Company will no longer be subject to the reporting requirements under the Exchange Act or other requirements applicable to a public company, including governance requirements under the Sarbanes-Oxley Act and the listing standards of any national securities exchange, and the Company plans to adjust its management structure by reducing the size of the Board to two members and reorganizing its management to primarily use an external service provider, with its current executive officers and employees expected to provide limited consulting services to the Company, on an as-needed basis, on the terms and schedule to be approved by the Board, at its discretion, depending on the timing of the Transaction.

If shareholders approve the Stock Split Proposals and the Company proceeds with the Transaction, the size of the Board is expected to be reduced to two members from the current governance structure of the Company, to be determined by the Board upon the filing of the Annual Report on Form 10-K for the fiscal year ending December 31, 2023, and there will be no standing committees of the Board. Each of such two directors is expected to serve on the Board for a term expiring at the 2024 annual meeting of shareholders and until such director’s successor is duly elected and qualified. Each Board member is expected to receive $75,000 per year as an annual cash retainer fee for the Board service instead of equity grants under the current director compensation structure.

Pursuant to the terms of his employment agreement, Eric Salzman serves as the Company’s Chief Executive Officer for a term ending on December 31, 2023, and the Company does not expect entering into a new employment agreement with Mr. Salzman or extending the term of the existing employment agreement. Starting from January 1, 2024, Mr. Salzman will no longer serve as the Company’s Chief Executive Officer and is expected to provide certain consulting services to the Company, on an as-needed basis, on the terms and schedule to be approved by the Board, at its discretion, depending on the timing of the Transaction.

In addition, if shareholders approve the Stock Split Proposals and the Company proceeds with the Transaction, starting from January 1, 2024, the Company expects to begin transiting its general and administrative functions to an external management service provider to be selected by the Board, with its remaining officers and employees no longer maintaining their current positions, but instead providing consulting services to the Company, on an as-needed basis, on the terms and schedule to be approved by the Board, at its discretion, depending on the timing of the Transaction.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The description of Planned Management Structure Adjustments included under Item 8.01 of this Current Report on Form 8-K is incorporated into this Item 5.02 by reference.

Item 7.01	Regulation FD Disclosure.

On October 5, 2023, the Company issued a press release announcing the Transaction, which is attached hereto as Exhibits 99.1 and incorporated by reference herein.

The exhibit is being furnished pursuant to Item 7.01, and the information contained therein shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed herewith:

Number	Exhibit
99.1	Press Release, dated October 5, 2023.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

Additional Information and Where to Find It

THIS CURRENT REPORT ON FORM 8-K IS ONLY A BRIEF DESCRIPTION OF THE TRANSACTION. IT IS NOT A REQUEST FOR OR SOLICITATION OF A PROXY OR AN OFFER TO ACQUIRE OR SELL ANY SHARES OF COMMON STOCK. THE COMPANY INTENDS TO FILE A PROXY STATEMENT AND OTHER REQUIRED MATERIALS, INCLUDING SCHEDULE 13E-3, WITH THE SEC CONCERNING THE TRANSACTION. A COPY OF ALL FINAL PROXY MATERIALS WILL BE MADE AVAILABLE TO SHAREHOLDERS PRIOR TO A SPECIAL MEETING OF SHAREHOLDERS AT WHICH THE COMPANY’S SHAREHOLDERS WILL BE ASKED TO VOTE ON THE PROPOSALS DESCRIBED IN THE MATERIALS PROVIDED BY THE COMPANY. THE COMPANY URGES ALL SHAREHOLDERS TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, AS WELL AS ALL OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THOSE DOCUMENTS WILL INCLUDE IMPORTANT INFORMATION. A FREE COPY OF ALL MATERIALS THE COMPANY FILES WITH THE SEC, INCLUDING THE COMPANY’S SCHEDULE 13E-3 AND PROXY STATEMENT, WILL BE AVAILABLE AT NO COST ON THE SEC’S WEBSITE AT WWW.SEC.GOV. WHEN THOSE DOCUMENTS BECOME AVAILABLE, THE PROXY STATEMENT AND OTHER DOCUMENTS FILED BY THE COMPANY MAY ALSO BE OBTAINED WITHOUT CHARGE BY DIRECTING A REQUEST TO SAFEGUARD SCIENTIFICS, INC., 150 N. RADNOR CHESTER RD., STE F-200, RADNOR, PA 19087, ATTENTION: CORPORATE SECRETARY.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the Transaction. A list of the names of such directors and executive officers and information concerning such participants’ ownership of common stock is set forth in the Company’s proxy statements and Annual Reports on Form 10-K previously filed with the SEC. Additional information about the interests of those participants may be obtained from reading the proxy statement relating to the Transaction when it becomes available, or by directing a request to Safeguard Scientifics, Inc., 150 N. Radnor Chester Rd., Ste F-200, Radnor, Pa 19087, Attention: Corporate Secretary, telephone: 610-293-0600.

Forward Looking Statements

This Current Report on Form 8-K may contain forward-looking statements that are being made pursuant to the Private Securities Litigation Reform Act of 1995, which provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information so long as those statements are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the statement. Such forward-looking statements include statements about the perceived benefits and costs of the overall Transaction, the number of shares of the Company’s common stock that are expected to be cashed out in the Stock Splits and the timing and shareholder approval of the Stock Splits. Such forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause actual results, performance or achievements to differ materially from those described or implied in such forward-looking statements. Accordingly, actual results may differ materially from such forward-looking statements. The forward-looking statements relating to the Transaction are based on the Company’s current expectations, assumptions, estimates and projections about the Company and involve significant risks and uncertainties, including the many variables that may impact the Company’s projected cost savings, variables and risks related to consummation of the Stock Splits and the overall Transaction, SEC regulatory review of the Company’s filings related to the Transaction, and the continuing determination of the Board that the Transaction is in the best interests of all shareholders. The Company assumes no obligation for updating any such forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safeguard Scientifics, Inc.

Date: October 5, 2023	By:	/s/ G. Matthew Barnard
	Name:	G. Matthew Barnard
	Title:	General Counsel